                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Cumberland Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            CUMBERLAND BANCORP, INC.


                                 April 13, 2000


TO THE STOCKHOLDERS OF CUMBERLAND BANCORP, INC.:

In connection with the Annual Meeting of Stockholders of your Company to be held April 27, 2000, we enclose a Notice of Annual Meeting of Stockholders, a proxy statement, and a form of proxy.

The shareholders are being asked to elect the board of directors to serve until the next Annual Meeting of Stockholders in 2001 or until successors are duly elected and qualified, approve our 1998 Stock Option Plan as submitted in our SEC filing in connection with our initial public offering, and to ratify the appointment of Heathcott & Mullaly, as the Company's independent accountants and auditors for fiscal year 2000. Information about these matters is contained in the attached proxy statement.

You are invited to attend the Annual Meeting of shareholders in person and should have recently received an invitation to this meeting. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card in the enclosed envelope as soon as possible.



Sincerely,

/s/ Joel Porter                        /s/ Tom Paschal
-----------------------------------    -----------------------------------
Joel Porter                            Tom Paschal
President                              Secretary

                            Cumberland Bancorp, Inc.

                         4205 Hillsboro Road, Suite 101
                               Nashville, TN 37215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2000

         The Annual Meeting of Shareholders of Cumberland Bancorp, Inc. will be held at the Marriott Cool Springs, Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee, on Thursday, April 27, 2000 at 4:30 p. m., for the following purposes:

         1. To elect thirteen (13) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

         2.       To approve the 1998 Stock Option Plan for Cumberland Bancorp,
                  Inc.;

         3. To ratify the appointment of Heathcott & Mullaly, P.C. as the Company's independent accountants and auditors for fiscal year 2000; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 31, 2000 shall be entitled to notice of and to vote at the Annual Meeting of Shareholders.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting of the Shareholders.

                                    By Order of the Board of Directors


                                    /s/ Tom Paschal
                                    --------------------------------------------
                                    Tom E. Paschal, Secretary

April 13, 2000

                                    IMPORTANT

PLEASE MARK, SIGN, DATE, INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SHOULD YOU SUBSEQUENTLY DESIRE TO REMOVE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                            CUMBERLAND BANCORP, INC.

                         4205 Hillsboro Road, Suite 101
                               Nashville, TN 37215

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 April 27, 2000


                                  INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), of Cumberland Bancorp, Inc. (the "Company") to be held on Thursday, April 27, 2000, at 4:30 p.m., at the Marriott Cool Springs, Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee 37067 and any adjournments thereof.

AT THE ANNUAL MEETING, THE SHAREHOLDERS WILL VOTE TO ELECT A BOARD OF DIRECTORS, TO APPROVE THE 1998 STOCK OPTION PLAN, AND TO RATIFY THE APPOINTMENT OF HEATHCOTT & MULLALY, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING, IF A QUORUM EXISTS, IS REQUIRED TO ELECT THE DIRECTORS AND TO RATIFY THE APPOINTMENT OF HEATHCOTT & MULLALY, P. C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000. THE HOLDER OF EACH SHARE OF THE COMPANY'S STOCK IS ENTITLED TO ONE VOTE ON ALL MATTERS SUBMITTED BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS. THE PRESENCE IN PERSON OR BY PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING IS NECESSARY TO CONSTITUTE A QUORUM.

Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted FOR the election of the proposed nominees named as directors, FOR the approval of the 1998 Stock Option Plan, FOR the ratification of the appointment of Heathcott & Mullaly, P. C. as the Company's independent auditors for fiscal year 2000.

The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the person named in the enclosed proxy will use his discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to the Company at 4205 Hillsboro Road, Suite 101, Nashville, TN 37215, Attention: Tom Paschal, Secretary. The proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person. If a stockholder is present at the

Annual Meeting and desires to vote his or her shares personally, the stockholder's proxy will be withheld from voting upon request prior to balloting.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of the soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone facsimile by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection. It is expected that this Proxy Statement will first be sent to shareholders on April 13, 2000.

                            OUTSTANDING VOTING SHARES

Only stockholders of record on March 31, 2000 are entitled to notice of and to vote at the Annual Meeting. On that date there were 6,876,597 shares of stock issued and outstanding. The holder of each share of stock is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting.

                             INDEPENDENT ACCOUNTANTS

Heathcott & Mullaly, P. C. served as the independent accountants for the Company during the year ended December 31, 1999. Representatives of Heathcott & Mullaly
P. C. will be present at the annual meeting and will be given the opportunity to respond to questions.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

The Company's directors are elected each annual meeting of the shareholders and hold office until the next election of directors or until their successors are duly elected and qualified. The Company's by-laws provide for a minimum of three and a maximum of fifteen directors, the exact number to be set by the Board of Directors. The thirteen persons named below, all of whom currently serve as directors of the Company, have been nominated for election to serve until the 2001 Annual Meeting of Shareholders. The following table sets forth certain information respecting the persons nominated to be directors of the Company, which has been furnished to the Company by the individuals named:


              Name                  Age                     Position
              ----                  ---                     --------
DIRECTORS
Joel Porter (1)(2) ..........       59       President (our Principal Executive Officer);
                                             Director

John S. (Jack) Everett (1)(2)       60       President of BankTennessee; Director

Danny Herron (1)(2) .........       42       President of The Community Bank; Director

Tom E. Paschal (1)(2) .......       54       Secretary; President of Cumberland Bank;
                                             Director

John S. Wilder, Sr. (1) .....       79       Chairman of our Board

Tom Brooks ..................       71       Director

Jerry Cole ..................       68       Director

Frank Inman, Jr(1) ..........       63       Director

Alex Richmond(3) ............       50       Director

Wayne Rodgers ...............       60       Director; Executive Vice President of
                                             BankTennessee
John S. Shepherd ............       63       Director
William D. Smallwood ........       48       Director, President Bank of Dyer
Ronald Gibson ...............       40       Director, President The Murray Bank

DIRECTOR EMERITUS

Herman W. Cox, Jr ...........       77       Director Emeritus

----------

(1)     Member of executive committee
(2)     Member of management committee
(3) Member of audit committee along with Chairman Dr. Eugene Smith and Mr. Tom Price.

There are no family relationships between any of our executive officers.

         Joel Porter has served as our president since our formation, although he does not devote his full time to that position and is not compensated for his services as president. Mr. Porter is a named partner of the law firm of Burch, Porter & Johnson, PLLC, located in Memphis, where he has practiced since 1964. Mr. Porter is also the president of two finance and investment firms, Porter Development and Porter Investment. Mr. Porter has served as a member of our board of directors since 1986. He has also served as a director and board chairman of BankTennessee since 1992, a director of Cumberland Bank since 1986, a director of The Community Bank since 1992, and a director of The Murray Bank since June 1999.

         John S. Everett has served as the president of BankTennessee in Collierville since February 1992. Mr. Everett has served as a director of The Community Bank since 1993 and is that boards chairman. Mr. Everett has also served as a director of Cumberland Bank since 1986, BankTennessee since 1992, and The Murray Bank since June 1999. He has served as one of our directors since 1992.

         Danny Herron has served as president of The Community Bank since 1993. Mr. Herron has served as a director of The Community Bank since 1993, and as one of our directors since 1997.

         Tom Paschal has served as the president and chief executive officer of Cumberland Bank since 1986. He has also served as our secretary since 1991. Mr. Paschal has served as a director of Cumberland Bank since 1990, a director of Cumberland Finance since 1995, a director of CBC Financial Services since 1995, and as one of our directors since 1990.

         John S. Wilder has served as a member of our board of directors since 1992 and is currently our Chairman of the Board. Mr. Wilder has served as the Lieutenant Governor of the State of Tennessee since 1971, and is the longest sitting Lieutenant Governor of any state in United States history. Mr. Wilder also serves as a director of the Cumberland Bank, The Community Bank, The Murray Bank and of BankTennessee. He serves as a director of United Foods, Inc. and as a member of its compensation committee. Mr. Wilder is a director and part owner of Health Management, Inc., a waste disposal firm in Somerville, Tennessee. Mr. Wilder is also a partner of Longtown Farms, a farming business in Mason, Tennessee, and a Vice President and part-owner of Longtown Supply, Inc., a service station and farming supply business in Mason, Tennessee.

         Tom Brooks has served on our board of directors since July 1997. Mr. Brooks retired from work as a pharmacist at Brooks Pharmacy, a Super D franchise he owned in Collierville until 1996. Mr. Brooks served as vice mayor and alderman of Collierville from 1975 to 1999, and was a member of its planning commission from 1959 to 1999. Mr. Brooks also serves as a director of BankTennessee where he has served since 1992.

         Jerry Cole has served as one of our directors since 1995. Mr. Cole retired from the Agriculture Department of the University of Tennessee in 1994 where he had served as an extension agent for the previous thirty-two (32) years. Mr. Cole has served on the board of directors of Cumberland Bank since 1990 where he currently serves as that board's chairman. Mr. Cole has served as a director of Cumberland Finance since 1995.

         Frank Inman, Jr. has served on our board of directors since 1991. Mr. Inman is the president and chairman of the board of directors of Inman Construction Corp., a general contractor, a position he has held since 1970. Mr. Inman has also served as a director of Cumberland Bank since 1986.

         Alex Richmond has served as a director on our board of directors since 1990. Mr. Richmond has been a grocer for many years, and has owned two grocery stores, G&R, Inc. and D.A.G. Foods, since 1991. Mr. Richmond serves as president of G&R, Inc. and president of Consolidated Investors, a small business investment firm. Mr. Richmond is a partner in Richmond & Franklin, a real estate investment company, and is the owner of Richco, Inc., a Tennessee company that operates primarily as a purchaser of grocery stores. He has served as a director of Cumberland Bank since 1990.

         Wayne Rodgers has served as the executive vice president of BankTennessee since 1992 and was appointed in June 1999 to serve as a director on our board. He is responsible for overseeing the lending function and retail branches of the bank. He also is the supervisor of the SBA lending program for the bank. Mr. Rodgers serves on the loan, audit, asset and liability management and CRA/compliance committees of the bank. He has been a director of BankTennessee since 1992.

         John S. Shepherd has been a member of our board of directors since July 1997. Since 1993, Mr. Shepherd has been self-employed engaged principally in investing and as a merchant in Collierville, Tennessee. Mr. Shepherd has been a member of the Memphis/Shelby County Board of Adjustment since 1972 and its chairman since 1996. Mr. Shepherd has served as a director of BankTennessee since 1992 and The Murray Bank since June 1999.

         William D. Smallwood has served as the President of Bank of Dyer since 1983 and has served as a board member there since that time. He was appointed to the board in January, 2000 upon completion of the merge.

         Ronald Gibson has served as President of The Murray Bank since June, 1999 when the bank opened for business and he has served as a board member there since that date. Mr. Gibson was appointed to the Company Board in September, 1999.

         Herman W. Cox, Jr served on our board of directors beginning July of 1997 and is a non-voting director emeritus. Mr. Cox owns and operates McGinnis Oil Co., a gasoline distributor in Collierville, Tennessee, a business he has operated since 1939. Mr. Cox has served on the board of directors of BankTennessee since 1992. Mr. Cox served as mayor from 1975 to 1999 and was a member of the board of aldermen from 1959 to 1999. Mr. Cox is the father of Herman W. Cox III.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THESE NOMINATED PERSONS TO SERVE AS THE BOARD OF THE COMPANY.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors and the board of directors of our banks operate through several standing committees. Below is a description of each relevant committee indicating members of each committee and the frequency with which each committee meets.

         Executive Committee. The executive committee is charged with the review of corporate matters presented, or to be presented, to our board of directors, making recommendations to the board of directors on policy matters and making executive decisions on matters that do not require a meeting of the full board of directors. Review of expansion possibilities and corporate opportunities as well as oversight of general corporate governance matters are the chief functions of our executive committee. The executive committee held four meetings during 1999.

         Management Committee. The management committee is charged with the review of banking matters presented, or to be presented, to our board of directors, making recommendations to our board of directors on policy matters at our bank subsidiaries' level and making executive decisions on matters that do not require a meeting of the full board of directors. Our management committee focuses on our and our bank and non-bank subsidiaries' operations, including management of personnel matters and financial results. The management committee was formed in March 1999 and held three meetings during the year.

         Audit Committee of Company. The audit committee reviews our accounting practices and procedures, as well as the scope of our audit. Additionally, the committee assists in the recommendation of the appointment of our independent auditors. The audit committee was formed in March 1999, and held four meetings during the year.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning the compensation we paid for services rendered to us during 1997, 1998 and 1999, by our Chief Executive Officer and our other four most highly compensated executive officers who were serving as executive officers at the end of 1999 and whose salaries were in excess of $100,000 in 1999. We do not have a designated Chief Executive Officer. Joel Porter is our president and is considered our principal executive officer. However, Mr. Porter receives no compensation as president and receives compensation only for his service as a director or committee member of the executive committee.

                           SUMMARY COMPENSATION TABLE

                                                                                                                   LONG-TERM
                                                                                                                 COMPENSATION
                                                             ANNUAL COMPENSATION                                    AWARDS

                                                                                                                   SECURITIES
                                 FISCAL                                 OTHER ANNUAL           ALL OTHER           UNDERLYING
  NAME AND PRINCIPAL POSITION     YEAR       SALARY($)    BONUS($)    COMPENSATION($)(1)   COMPENSATION ($)(2)      OPTIONS
  ---------------------------     ----       ---------    --------    ------------------   -------------------      -------
John S. Jack Everett...........   1999        161,000      28,000             --                44,000               13,750
     President of BankTennessee   1998        153,000      28,000             --                45,000               13,750
                                  1997        140,000      15,000             --                43,000                 --

Tom Paschal....................   1999        135,000      42,000             --                29,000               13,750
     President of Cumberland      1998        110,000      24,000             --                30,000               13,750
     Bank, and Secretary          1997         90,000      18,000             --                25,000                 --

Danny Herron...................   1999        100,000        --               --                15,000               13,750
     President of The Community   1998         90,000      10,000             --                17,000               13,750
     Bank                         1997         85,000      10,000             --                10,000                 --

Wayne Rodgers..................   1999        115,000      10,000             --                 6,000               13,750
     Executive Vice President     1998        109,000       9,000             --                 6,000               13,750
     of BankTennessee             1997        100,000      10,000             --                 5,000                 --

William Smallwood..............   1999        139,000       3,000             --                 2,000                 --
     President of Bank of Dyer    1998        138,000       5,000             --                 2,000                 --
                                  1997        120,000       4,000             --                 2,000                 --

(1) Does not include prerequisites and other personal benefits paid to our executive officers, which totaled less than 10% of the total salary and bonus reported for the years indicated.
(2) Represents matching contributions to our 401(k) plan, benefits derived from our payments for term life insurance for our officers, and directors fees received by each individual. The amount of such benefits for 1998 is set forth in the following table:

                                           TERM LIFE
                          401(K) PLAN      INSURANCE     DIRECTORS FEES
---------------------------------------------------------------------------
Jack Everett                 5,000           2,000           37,000
---------------------------------------------------------------------------
Tom Paschal                  5,000           5,000           19,000
---------------------------------------------------------------------------
Danny Herron                 3,000             0             12,000
---------------------------------------------------------------------------
Wayne Rodgers                3,000             0              3,000
---------------------------------------------------------------------------
William Smallwood              0               0              2,000
---------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

         All of our directors receive a directors fee of $1,000 for each board meeting attended and $1,000 for each committee meeting attended. Persons serving as directors for any of our Banks who are not also employees of that bank, receive additional compensation for each bank board and committee meeting attended. In addition, each person who serves as chairman of a bank board of directors, committee, or our board receives twice the compensation of other members for each meeting attended. Directors are reimbursed for their expenses incurred in connection with their activities as our directors.

1998 STOCK OPTION PLAN

         We adopted the 1998 Stock Option Plan in March 1998. The purpose of the plan is to attract, retain and reward directors, officers, and key employees by offering equity interest in our company. Currently, all directors and employees are eligible to participate in the 1998 plan. The plan provides for the grants of nonqualified stock options. Nonqualified stock options are stock options which do not constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code.

         Our board of directors authorized a total of 550,000 shares of common stock for issuance under the 1998 plan, adjusted to incorporate the recent 10% stock dividend. As of December 31, 1999, we have granted options for the purchase of 425,635 shares of common stock to employees and directors. The number of shares granted under each option is adjusted for any stock dividends or stock splits authorized by the board of directors.

ISSUANCE OF COMPANY OPTIONS

         The following table sets forth key information with respect to the grant of stock options under our 1998 Stock Option Plan. 20% of the options granted in 1998 were earned and have became exercisable by directors, officers, and employees, including those identified below, for the year ended December 31, 1999. No additional option grants were made in 1999 to persons who had received options in 1998. During 1999, newly hired bank officers were granted an additional 42,750 individual options. Also during 1999, 1,200 individual options were exercised and 9,625 options were forfeited. (Refer to Note 20 of the Company's Outside Audit contained in the 1999 Annual Report for additional information)

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         None of our executive officers or other officers has an employment contract.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Board of Directors serves as our compensation committee. Compensation decisions are made by the full Board of Directors based upon recommendations of the management of each of our Banks. Our Board of Directors of each of our Banks determines independently compensation decisions for our Banks' presidents. No interlocking relationship exists between our Board of Directors (or management) and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

REPORT ON EXECUTIVE COMPENSATION

         The Company does not have a compensation committee. Decisions with respect to compensation of the Company's and each of the Banks' executive officers, including the Chief Executive Officer and the other named executive officers, for fiscal 1999 were made by the Board of Directors of each of the Banks. Compensation of executive officers consists of a base salary, an annual bonus, matching contributions under the Company's 401(k) plan, and payments for term life insurance (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Banks or Company). Mr. Porter, our president and principal executive officer, receives no compensation other than as a director and for his services as a member of the executive committee.

      The overarching policy of each of the Board of Directors in determining executive compensation is to attract and retain the highest quality talent to lead the Banks and the Company and to reward key executives based upon their individual performance and the performance of the Banks and the Company. Each of the Board of Directors believes that providing incentives to, and rewarding the performance of, officers enhances the profitability of Banks and the Company.

         In recommending the 1999 base salary of each Bank's presidents and other named executive officers, the Company and each of the Board of Directors reviewed the 1999 financial performance of each Bank compared to past performance. Each Bank president's salary was tied to the specific performance of his Bank during 1999.

         Executive officers were eligible for, and received, a cash bonus as determined by the Board of Directors based upon the Company and each Bank's overall financial performance. No specific quantitative performance measure (of the Company, and of the Banks or any individual) was used to determine the amount of bonus awarded. Instead, bonuses for executive officers were given in a manner similar to the bonuses granted to all full-time employees of the banks or the Company, with the amount awarded being most closely tied to the employee's monthly salary.



The Board of Directors of Cumberland Bancorp, Inc.                    April 2000

SHAREHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the percentage change in the unaudited total return on the Company's Common Stock against the cumulative total return of the Nasdaq Index and The Carson Medlin Company's Independent Bank Index between October 14, 1999 (soon after the Company became publicly traded) and December 31, 1999. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at October 14, 1999 and that all dividends were reinvested.

                            CUMBERLAND BANCORP, INC.




                                    [CHART]


                                  PERIOD
                                  ENDING
INDEX                            10/14/99     10/31/99     11/30/99     12/31/99
Cumberland Bancorp, Inc.          100.00       100.00       100.00       100.00
NASDAQ - Total US*                100.00       105.77       118.13       144.56
SNL $500M-$1B Bank Index          100.00       102.30       102.45        96.30

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

         We have, and expect to have in the future, banking and other business transactions in the ordinary course of our banking business with our directors, officers, and 5% beneficial owners and their affiliates, including members of their families or corporations, partnerships, or other organizations in which our officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any of these banking transactions will not involve more than the normal risk of collectability nor present other unfavorable features to us. At December 31, 1999, the outstanding principal amount of indebtedness of these loans, including amounts available under lines of credit to our affiliates aggregated $3,931,000.

         We believe that all of these transactions were made on terms as favorable to us as transactions we have with other customers of the banks. We also believe that our bank loan approval process for loans to officers and directors was no different than the loan approval processes for other customers of our banks.

CERTAIN OTHER TRANSACTIONS AND BUSINESS RELATIONSHIPS

         Mr. Frank Inman, one of our directors, owns and operates Inman Construction Company, which has been chosen as general contractor of our new Collierville main office. Construction of the building is on a "cost plus" basis and an expected price of approximately $2.7 million. Inman Construction Company will employ Everett Construction Company as a sub-contractor for the project. Everett Construction Company is owned by Mr. Greg Everett and Mr. John Everett, sons of Mr. Jack Everett, one of our directors and president of BankTennessee. An outside evaluation was obtained for the fair market cost of this project. This evaluation was furnished to the TDFI and Federal Reserve, who have approval authority over this transaction. The BankTennessee board and our board have approved this transaction.

         We have entered into a lease-purchase agreement for property in Lafayette, Macon County, Tennessee, on which to locate our new Cumberland Bank branch. Two of our directors, Mr. Tom Paschal and Mr. Alex Richmond, each own a twenty percent (20%) interest in the property. The agreement contemplates Cumberland Bank entering into a lease not to exceed $2,800 per month, and retaining an option to purchase the property for $250,000. Cumberland Bank retained an independent licensed real estate appraiser that performed an evaluation of the property and lease terms to market comparable prices and lease terms and found the property and the terms to fall within market comparables. The transaction was consummated June 29, 1999. Our board and the Cumberland Bank board have reviewed and approved the transaction. The appraiser evaluation along with the bank branch application have been filed with the TDFI and the Federal Reserve Bank of Atlanta.

         We have employed Mr. Joel Porter's law firm, Burch, Porter & Johnson, PLLC, from time to time. Fees and expenses arose out of general corporate and other ordinary course of business services provided by Burch Porter, and account for significantly less than one percent (1%) of the law firm's 1999 gross revenue.

         We believe that the above transactions were made on terms as favorable to us as we would have received from unaffiliated third parties.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 31, 2000, certain information with respect to the beneficial ownership of our common stock held by directors, executive officers, and each person known to our management to own beneficially, directly, or indirectly, more than five percent (5%) of our shares, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to all our shares shown as beneficially owned by them. The address of all the beneficial owners listed is 4205 Hillsboro Road, Suite 212, Nashville, Tennessee 37215.

         The percentage ownership in the table below is based on 6,876,597 shares outstanding as of March 31, 2000. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

                                                          Number of Shares
                                                            Beneficially
                                                          Owned as a Result
                                                             of Options
                                                              Currently
                                           Number of        Exercisable or
                                            Shares        Exercisable Within      Percentage
                                         Beneficially     60 Days of March 31,    of Shares
Name of Beneficial Owner                    Owned                 2000           Outstanding
Joel Porter .................              895,347(1)             3,300              13.0
John Wilder .................              713,591(2)             3,300              10.3
Jack Everett ................              217,436(3)             5,500               3.2
Tom Brooks ..................              198,019                5,500               2.9
Jerry Cole ..................               47,566                3,300                 *
Herman W. Cox, Jr ...........               46,714                5,500                 *
Danny Herron ................               35,750                5,500                 *
Frank Inman .................              159,623(4)             3,300               2.3
Tom Paschal .................              101,816                5,500               1.5
Alex Richmond ...............               74,800(5)             3,300               1.1
Wayne Rodgers ...............               63,878                5,500                 *
John Shepherd ...............              255,103                3,300               4.5
Mark McDowell ...............               74,195(6)             2,200               1.1
Ronnie Gibson ...............                8,333                    0                 *
Bill Smallwood ..............              171,304                    0               2.5

All executive officers and
         directors as a group            3,063,475               55,000              42.4
         (15 persons)

----------
*Less than one percent
(1) Includes 1,292 shares held by Mr. Porter as trustee for his daughter.
(2) Includes 395,996 shares held by Mr. Wilder's spouse.
(3) Includes 127,111 shares held by Mr. Everett's spouse and 1,600 shares held by Mr. Everett's 2 daughters.
(4) Includes 43,397 shares held by Mr. Inman's spouse.
(5) Includes 34,590 shares held by Mr. Richmond's spouse and 5,500 shares held by Mr. Richmond as custodian for his son.
(6) Includes 898 shares held by the two son's of Mr. McDowell.

                                   PROPOSAL II

                     APPROVAL OF THE 1998 STOCK OPTION PLAN

         The second proposal is to approve the 1998 Stock Option Plan for Cumberland Bancorp, Inc.

         The stock option plan was adopted in March 1998 by the board of directors. The purpose of the plan is to attract, retain and reward directors, officers and key employees by offering equity interest in our company. Currently, all directors and employees are eligible to participate in the 1998 plan. The plan provides for the grants of nonqualified stock options and incentive stock options. Nonqualified stock options are stock options which do not constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. At this time, we have granted, and expect to grant, only nonqualified stock options.

         The plan calls for the term and vesting period for each option granted to be set by the plan's committee except that no option can vest prior to the first anniversary of the grant date and no incentive stock option can be exercised more than ten years, or for ten percent shareholders more than five years, after the grant date. As a matter of practice, option granted under the plan generally become exercisable at a rate of 20% per year until fully vested in five years and then expire after an additional year. Under the plan, the exercise price per share of option is set by the plan's committee and can not be less than 50% of the market value of the shares at grant date. To date, the exercise price of all options granted has been equal to the market value of the shares at grant date, to the extent that such a value is considering the historically limited market in our stock.

         Our board of directors authorized a total of 550,000 shares of common stock for issuance under our plan, adjusted to incorporate the March 26, 1999 10% stock dividend. Effective March 1, 1998, we granted employees and directors options to purchase 393,710 shares under our plan at an exercise price of $5.45 per share. In 1999, we granted options to purchase 42,750 shares to twelve (12) employees at an exercise price of $12.50 per share. As of December 31, 1999, 425,635 shares of common stock remain outstanding under the plan, after forfeiture of 9,625 shares by person no longer employed by us or our Banks. The number of shares granted under, and the exercise price per share of, each option is adjusted to incorporate the March 26, 1999 10% stock dividend authorized by our board of directors. The consummation of this offering does not accelerate or otherwise affect the vesting of options under our plan and will not affect the number of shares underlying the option granted. The adoption of this plan does not accelerate or otherwise affect the vesting of options under the 1998 plan and will not affect the number of shares underlying the options granted.

         The 1998 Stock Option Plan is a public document available under the Company's Registration Statement on Form S-1/A and is available for viewing on the EDGAR database at www.sec.gov. You may also request a complimentary copy of the 1998 plan from Mr. Paschal at our Company's main office.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE PLAN.

                                  PROPOSAL III

                       RATIFICATION OF THE APPOINTMENT OF
             HEATHCOTT & MULLALY, P. C. AS THE COMPANY'S INDEPENDENT
                        ACCOUNTANTS FOR FISCAL YEAR 2000


         The Board of Directors has confirmed the appointment by the Audit Committee of Heathcott & Mullaly, P. C. as the Company's independent accountants for fiscal 2000. Heathcott & Mullaly P. C. served as independent accountants of the Company for the years ended 1999, and 1998. A representative(s) of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and is expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the outstanding shares of entitled to vote at the Annual Meeting is required to ratify the appointment of Heathcott & Mullaly, P. C. as the Company's independent accountants for fiscal year 2000.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR RATIFICATION OF THE APPOINTMENT OF HEATHCOTT & MULLALY, P. C. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2000.


                                  OTHER MATTERS

         The Board of Directors, at the time of preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgement.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

         The federal securities laws require the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial report of ownership and reports of changes in ownership of any securities of the Company. Joel Porter and John S. Wilder, Sr., owned more than ten percent (10%) of the outstanding shares of common stock as of December 31, 1999. Additionally, SEC regulations require the Company to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. Each of the directors and executive officers was required to file a Form 3 (Initial Statement of Beneficial Ownership of Securities) with the SEC contemporaneous with the completion of the Company's initial public offering. In addition, new directors are also required to file a Form 3. The required filings on the two new directors, Mssrs. Gibson and Smallwood, were not timely made, but were made in April 2000. Each of the directors and executive officers was required to file a Form 4 (Statement of Changes of Beneficial Ownership of Securities) 10 days following the month-end after a non-exempt transaction has occurred. Required filings on Forms 4 each for one time transactions occurring during and after the initial public offering of Mssrs. Cole,

Everett, Gibson, Porter, McDowell, Smallwood, and Wilder, were not timely made, but were all made in April 2000.

         Each of the directors and officers was required to file a Form 5 (Annual Statement of Beneficial Ownership of Securities) after the year ending December 31, 1999. The required filings of the above-listed non-exempt individuals were not timely made, but were all made in April 2000.

                             PRINCIPAL SHAREHOLDERS

         Joel Porter, and John S. Wilder, Sr. are the shareholders who, as of the record date, owned more than five percent of the outstanding stock. Their ownership is shown under "Election of Directors", to which reference is made for details of his direct and indirect ownership.

                              SHAREHOLDER PROPOSALS

         Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the Board of Directors for the annual meeting of shareholders in 2001 must be received by Tom Paschal, Corporate Secretary, Cumberland Bancorp, Inc., 4205 Hillsboro Road, Suite 101, Nashville, TN 37215 no later than November 21, 2000. The use of Certified Mail - Return Receipt Requested is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

         For any other shareholder proposals to be timely (but not considered for inclusion in the Company's Proxy Statement), a shareholder must forward such proposal to Mr. Paschal at the Company's main office (listed above) no later than February 26, 2001.

                                        BY ORDER OF THE BOARD OF DIRECTORS


Nashville, Tennessee
April 10, 2000                                       Tom Paschal, Secretary

REVOCABLE PROXY                              CUMBERLAND BANCORP, INC.

This proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on April 27, 2000.

The undersigned hereby appoints Tom E. Paschal and Joel Porter, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Cumberland Bancorp, Inc.
held by the undersigned on March 31, 2000 at the Annual Meeting of the Shareholders to be held Thursday, April 27, 2000 at 4:30 p.m., (CST) at the Marriott Cool Springs, Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee 37067, and any adjournment(s) thereof.


         1. THE ELECTION OF DIRECTORS:

            Tom Brooks, Jerry Cole, Jack Everett, Ronnie Gibson, Danny Herron, Frank Inman, Jr., Tom E. Paschal, Joel Porter, Alex Richmond, Wayne Rodgers, John Shepherd, Bill Smallwood, John S. Wilder, Sr.

            [ ] FOR all nominees listed above          [ ] WITHHOLD AUTHORITY to
                (except as marked to the                   vote for all 13
                contrary below)                             nominees

            [ ] Vote to withhold for the following nominee(s)
                (write that nominee's name below.)


                 ---------------------------------------------------------------

         2. APPROVAL OF 1998 STOCK OPTION PLAN
                      [ ]  FOR   [ ]  AGAINST  [ ] ABSTAIN

         3. RATIFICATION OF HEATHCOTT & MULLALY, P.C. AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.
                      [ ]  FOR   [ ]  AGAINST  [ ] ABSTAIN

         In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.




                            CUMBERLAND BANCORP, INC.
                         4205 Hillsboro Road, Suite 101
                           Nashville, Tennessee 37215


                            Revocable Proxy for the
                         Annual Meeting of Shareholders
                                 April 27, 2000



The undersigned hereby constitutes and appoints Tom E. Paschal and Joel Porter, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Cumberland Bancorp., Inc. (the "Company") to be held at the Marriott Cool Springs Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee 37067 on Thursday, April 27, 2000 at 4:30 p.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company that the undersigned may be entitled to vote, upon the following matters.


                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.



                                                   Date
                                                        -----------------------

                                                   Signature
                                                            -------------------

                                                   Signature
                                                            -------------------


Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc, you should so indicate with signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.